Exhibit 99.1

MGM RESORTS INTERNATIONAL REPORTS FOURTH QUARTER AND FULL YEAR

FINANCIAL AND OPERATING RESULTS

Announces 9% Percent Increase to Quarterly Cash Dividend

Las Vegas, Nevada, February 20, 2018 – MGM Resorts International (NYSE: MGM) (“MGM Resorts” or the “Company”) today reported financial results for the quarter and year ended December 31, 2017.

“Our fourth quarter results further exhibited the strength and durability of our organization, and I am proud of the 78,000 men and women within our MGM family, who remain dedicated to the continued success and evolution of our Company,” said Jim Murren, Chairman & CEO of MGM Resorts. "Over the years, our plan of instilling a culture of continuous improvement to elevate the guest experience, drive profitability, and enhance our financial position has allowed us to further demonstrate our disciplined approach to capital allocation and maximizing shareholder value. Our success in executing on this plan continued to mark milestone achievements in 2017."

Mr. Murren continued, “We look forward to another rewarding year in 2018. MGM COTAI, Macau’s most technologically advanced resort opened its doors last week. This year, we will also welcome MGM Springfield in the third quarter, the completion of Park MGM and NoMad by the end of the year, and celebrate many more new and creative ways to entertain our guests at our destinations worldwide."

Fourth Quarter 2017 Financial Highlights:

•

Diluted earnings per share for the fourth quarter of $2.42, including a non-recurring, non-cash income tax benefit of $2.52 due to enactment of U.S. Tax Reform at the end of 2017, compared to diluted earnings per share of $0.04 in the prior year quarter;

•

Net revenues increased 5% over the prior year quarter at the Company’s domestic resorts to $1.9 billion and decreased 3% on a same-store basis, excluding contributions from MGM National Harbor. Excluding Monte Carlo and MGM National Harbor, net revenues decreased 1% compared to the prior year quarter;

•	REVPAR(1) decreased 4.9% compared to the prior year quarter at the Company’s Las Vegas Strip resorts;
•	Operating income of $305 million at the Company’s domestic resorts, a 2% decrease over the prior year quarter;
•

Net income attributable to MGM Resorts of $1.4 billion, including a non-recurring, non-cash income tax benefit of $1.4 billion due to U.S. Tax Reform, compared to $25 million in the prior year quarter;

•

Adjusted Property EBITDA(2) increased 1% over the prior year quarter to $496 million at the Company’s domestic resorts, and decreased 3% on a same-store basis. Excluding Monte Carlo and MGM National Harbor, Adjusted Property EBITDA increased slightly compared to the prior year quarter;

•	Same-store operating margin of 17.2% in the current quarter at the Company’s domestic resorts, a decrease of 97 basis points compared to the prior year quarter;
•	Same-store Adjusted Property EBITDA margin of 26.9% at the Company’s domestic resorts, compared to 27.0% in the prior year quarter, and 27.5% excluding Monte Carlo and MGM National Harbor;
•

MGM China operating income of $43 million compared to $72 million in the prior year quarter, and Adjusted EBITDA of $147 million, a 7% increase compared to the prior year quarter; and a 25% increase compared to the third quarter of 2017; and

•	CityCenter operating income from resort operations of $30 million and Adjusted EBITDA from resort operations of $97 million, a 7% increase in Adjusted EBITDA compared to the prior year quarter.

Full Year 2017 Financial Highlights:

•

Consolidated net revenues of $10.8 billion and domestic resorts net revenues of $8.3 billion, an 18% increase over the prior year at the Company’s domestic resorts and a 2% increase on a same-store basis, excluding contributions from  Borgata and MGM National Harbor;

•	REVPAR growth of 2.4% over the prior year at the Company’s Las Vegas Strip resorts;
•	Operating income of $1.8 billion at the Company’s domestic resorts;
•	Net income attributable to MGM Resorts of $2.0 billion, including a non-recurring, non-cash income tax benefit of $1.4 billion due to U.S. Tax Reform, compared to $1.1 billion in the prior year;
•	Adjusted Property EBITDA of $2.5 billion at the Company’s domestic resorts, a 22% increase over the prior year and a 6% increase on a same-store basis;
•	Same-store Adjusted Property EBITDA margin of 31.0% at the Company’s domestic resorts, a 141 basis point increase compared to the prior year;
•	MGM China operating income of $194 million compared to $255 million in the prior year, and Adjusted EBITDA of $525 million, a 1% increase over the prior year;
•	Record CityCenter Adjusted EBITDA related to resort operations of $424 million compared to $353 million in the prior year; and
•	Returned $580 million to shareholders through buybacks and dividends during 2017.

Certain Items Affecting Fourth Quarter Results

The following table lists certain other items that affect the comparability of the current and prior year quarterly results (approximate EPS impact shown, net of tax, per share; negative amounts represent charges to income):

Three Months Ended December 31,	2017	2016
Preopening and start-up expenses	$(0.05)	$(0.07)
Property transactions, net	(0.03)	(0.01)
Income from unconsolidated affiliates:
Gain on the sale of Crystals	—	0.01
Non-operating expense:
Loss on retirement of long-term debt	(0.02)	—

Results for the fourth quarter of 2017 include a non-recurring, non-cash income tax benefit of $1.4 billion, $2.52 per share on a fully diluted basis, resulting from the remeasurement of deferred tax assets and liabilities required as a result of the enactment of the U.S. Tax Cut and Jobs Act (“U.S. Tax Reform”).

Domestic Resorts

Casino revenue for the fourth quarter of 2017 increased 13% compared to the prior year quarter, due primarily to the MGM National Harbor opening in December 2016. On a same-store basis casino revenues were flat compared to the prior year quarter. Same-store table games revenue increased 4% year-over-year due primarily to higher table games hold at the Company’s Las Vegas Strip resorts, partially offset by a 3% decrease in table games drop. Same-store slots revenue decreased 2%.

The following table shows key gaming statistics for the Company’s Las Vegas Strip resorts:

Three Months Ended December 31,	2017	2016
	(Dollars in millions)
Table Games Drop	$909	$949
Table Games Win %	25.3%	23.5%
Slot Handle	$3,129	$3,315
Slot Hold %	8.9%	8.8%

Domestic resorts rooms revenue decreased 5% compared to the prior year quarter. On a same-store basis, rooms revenue decreased 6% compared to the prior year quarter. Las Vegas Strip REVPAR decreased 4.9% compared to the prior year quarter.

The following table shows key hotel statistics for the Company’s Las Vegas Strip resorts:

Three Months Ended December 31,	2017	2016
Occupancy %	85%	89%
Average Daily Rate (ADR)	$158	$158
Revenue per Available Room (REVPAR)	$134	$141

Operating income at the Company’s domestic resorts was $305 million for the fourth quarter of 2017 and included a $15 million charge for MGM National Harbor’s share of real estate transfer taxes recorded in connection with the MGM Growth Properties Operating Partnership LP’s (the “MGP Operating Partnership”) purchase of its long-term leasehold interests and real property improvements and a $20 million charge related to asset disposals at Monte Carlo recorded in property transactions, net, compared to $312 million in the fourth quarter of 2016.

Domestic resorts Adjusted Property EBITDA increased 1% to $496 million in the fourth quarter of 2017 and was positively impacted by a full quarter of operations at MGM National Harbor, partially offset by a decrease at Monte Carlo as a result of disruption related to its transformation to Park MGM. Same-store Adjusted Property EBITDA decreased 3% compared to the prior year quarter. Excluding MGM National Harbor and Monte Carlo, Adjusted Property EBITDA increased slightly compared to the prior year quarter.

Mr. Murren continued, “Consistent with our prior guidance, after taking into consideration the tough year-over-year citywide convention comparison and continued construction disruption at Monte Carlo, we expect our Las Vegas Strip REVPAR to decrease 4 to 6 percent, and our Las Vegas Strip net revenues to decrease 3 to 5 percent in the first quarter. As a result, we anticipate that our Las Vegas Strip Adjusted Property EBITDA margins will decline approximately 250 basis points.”

Mr. Murren concluded, “As we look at the underlying fundamentals of our business, the first quarter is not reflective of our outlook for the full year. We remain optimistic about the rest of 2018, driven by the demand we see for our resorts, our strong group and event calendar, and a healthy U.S. economic backdrop, which we believe will drive year-over-year increases in Las Vegas Strip net revenues and profitability. We expect Las Vegas Strip REVPAR for the year to be up a healthy 2 to 4 percent.”

Corporate Expense

Corporate expense was $116 million in the fourth quarter of 2017, an increase of $44 million compared to the prior year quarter. The current quarter included a $16 million charge for the MGP Operating Partnership’s share of real estate transfer taxes recorded in connection with the MGM National Harbor transaction, $8 million of expenses related to the launch of the Company’s corporate brand campaign, a $5 million increase in legal expenses, and a $5 million increase in charitable contributions.

MGM China

On February 20, 2018, as part of its regular dividend policy, the Board of Directors of MGM China Holdings Limited (“MGM China”) announced it will recommend a final dividend for 2017 of $47 million to MGM China shareholders subject to approval at the MGM China 2018 annual shareholders meeting to be held in May, bringing the total 2017 dividend to $104 million including the interim dividend paid in September of 2017. If approved, MGM Resorts will receive $26 million, representing its 56% share of the dividend.

Key fourth quarter results for MGM China include:

•	Net revenues of $549 million, a 10% increase compared to the prior year quarter;
•	Net revenues increased 17% when compared to $471 million in the third quarter of 2017;
•

Main floor table games revenue increased 21% compared to the prior year quarter due to a 10% increase in volume and an increase in hold percentage to 21.0% in the current year quarter from 19.0% in the prior year quarter;

•

VIP table games revenue decreased 5% compared to the prior year quarter despite a 23% increase in turnover due to a decrease in hold percentage to 3.1% in the current year quarter from 3.7% in the prior year quarter;

•	Operating income was $43 million compared to $72 million in the prior year quarter;
•

Adjusted EBITDA increased 7% to $147 million compared to $138 million in the prior year quarter, including $10 million of license fee expense in the current year quarter and $9 million in the prior year quarter;

•	Adjusted EBITDA increased 25% when compared to $118 million in the third quarter of 2017, including $8 million of license fee expense in the third quarter of 2017; and
•	Operating margin was 7.8% in the current year quarter, and Adjusted EBITDA margin was 26.9% compared to 27.5% in the prior year quarter.

Unconsolidated Affiliates

The following table summarizes information related to the Company’s share of income from unconsolidated affiliates:

Three Months Ended December 31,	2017	2016
	(In thousands)
CityCenter	$23,618	$25,804
Other	4,384	6,224
	$28,002	$32,028

The Company’s share of CityCenter Holdings, LLC (“CityCenter”) operating results for the fourth quarter of 2017, including certain basis difference adjustments, was $24 million.

Key fourth quarter results for CityCenter include the following (see schedules accompanying this release for further detail on CityCenter’s fourth quarter results):

•

Net revenues from resort operations were $306 million, a 1% increase compared to the prior year quarter, due primarily to an increase in food and beverage revenues related to catering and banquets and other revenues;

•	Operating income from resort operations was $30 million compared to operating income of $27 million in the prior year quarter;
•	Adjusted EBITDA from resort operations was $97 million, a 7% increase compared to the prior year quarter;

•	Aria’s table games drop decreased 2% and table games hold percentage was 25.4% compared to 29.2% in the prior year quarter;
•	Aria had record fourth quarter slots revenue of $47 million, an increase of 15% compared to the prior year quarter;
•	REVPAR at Aria increased 1% to $220, compared to the prior year quarter; and
•	REVPAR at Vdara decreased 5% to $173, compared to the prior year quarter, and Adjusted EBITDA decreased 11% compared to the prior year quarter to $8 million.

MGM Growth Properties

During the fourth quarter of 2017, the Company made rent payments to the MGP Operating Partnership in the amount of $188 million and received distributions of $73 million from the MGP Operating Partnership. On December 15, 2017, the Board of Directors of MGP Growth Properties LLC (“MGP”) approved an increased quarterly dividend to $0.42 per Class A share (based on a $1.68 dividend on an annualized basis) totaling $30 million, which was paid on January 16, 2018 to holders of record on December 29, 2017. The Company concurrently received an $82 million distribution attributable to its ownership of MGP Operating Partnership units.

On October 5, 2017, the MGP Operating Partnership completed the $1,187.5 billion purchase of the long-term leasehold interest and real property improvements related to the MGM National Harbor casino resort. Following the MGM National Harbor transaction, subsidiaries of MGM Resorts collectively own 73.4% of the MGP Operating Partnership units.

MGM Resorts Dividend and Share Repurchases

On February 19, 2018, the Company’s Board of Directors approved a 9% increase in the Company’s quarterly dividend from $0.11 per share to $0.12 per share totaling $68 million. The dividend will be payable on March 15, 2018 to holders of record on March 9, 2018.

On September 5, 2017, MGM Resorts announced the adoption of a $1.0 billion stock repurchase program and has repurchased 10 million shares of its common stock at $32.75 per share for a total aggregate amount of $327.5 million under such program to date. All shares repurchased under the Company’s program have been retired.

Full Year 2017 Results

Consolidated net revenue for 2017 was $10.8 billion, a 14% increase over 2016. Consolidated operating income was $1.7 billion compared to $2.1 billion in the prior year, which included a $430 million gain recognized on the Borgata acquisition and a $401 million gain related to the sale of Crystals. Net income attributable to MGM Resorts was $2.0 billion, including a non-recurring, non-cash income tax benefit of $1.4 billion due to U.S. Tax Reform, compared to $1.1 billion in the prior year. Adjusted EBITDA increased 1% compared to the prior year to $2.8 billion.

Net revenue from domestic resorts was $8.3 billion, an 18% increase over the prior year and a 2% increase on a same-store basis. Operating income from domestic resorts was $1.8 billion a 35% increase over the prior year. Domestic resorts Adjusted Property EBITDA was $2.5 billion, a 22% increase over the prior year and a 6% increase on a same-store basis.

MGM China net revenue was $2.0 billion for 2017, a 3% increase from 2016. MGM China operating income was $194 million compared to $255 million in the prior year. The current year operating income included $87 million of preopening expense related to the MGM Cotai project compared to $28 million of preopening expense in the prior year. MGM China Adjusted EBITDA was $525 million compared to $521 million in the prior year, a 1% increase from 2016.

CityCenter reported net revenues of $1.3 billion from resort operations, a 6% increase compared to the prior year. Operating income from resort operations was $198 million and included a benefit of $8 million from the NV Energy exit fee modification, compared to operating income from resort operations of $7 million in the prior year, which included $26 million of NV Energy exit expense and $82 million of accelerated depreciation associated with the April 2016 closure of the Zarkana theatre. Adjusted EBITDA related to resort operations was a record $424 million compared to $353 million in the prior year and was positively impacted by increases in casino, rooms and food and beverage revenues.

During the year ended December 31, 2017, the Company made rent payments to the MGP Operating Partnership in the amount of $682 million. During the full year 2017 the Company received $290 million of distributions attributable to its ownership of units in the MGP Operating Partnership.

Diluted earnings per share was $3.37 in the current year, including a non-recurring, non-cash income tax benefit of $2.49 due to enactment of the U.S. Tax Reform, compared to $1.92 in 2016.

The following table lists items that affect the comparability of the current year and prior year annual results (approximate EPS impact shown, net of tax, per share; negative amounts represent charges to income):

Year ended December 31,	2017	2016
Borgata property tax settlement	$0.04	$—
NV Energy exit expense	0.05	(0.18)
Preopening and start-up expenses	(0.11)	(0.15)
Property transactions, net	(0.05)	(0.02)
Gain on Borgata transaction	—	0.61
Income (loss) from unconsolidated affiliates:
Gain on the sale of Crystals	—	0.56
CityCenter NV Energy exit expense	—	(0.02)
Non-operating expense:
Loss on retirement of long-term debt	(0.07)	(0.10)

Financial Position

The Company’s cash balance at December 31, 2017 was $1.5 billion, which included $676 million at MGM China and $260 million at the MGP Operating Partnership. At December 31, 2017, the Company had $13.0 billion of principal amount of indebtedness outstanding, including $373 million outstanding under its $1.5 billion senior secured credit facility, $2.1 billion outstanding under the $2.7 billion MGP Operating Partnership senior credit facility and $2.3 billion outstanding under the $2.9 billion MGM China credit facility.

“Our continued efforts to execute on our strategies have allowed us to enhance our capital structure and further strengthen the financial position of our Company,” said Dan D'Arrigo, Executive Vice President and Chief Financial Officer of MGM Resorts. “With our development projects coming to completion in 2018, we remain focused on maximizing our cash flows to support our balanced approach to capital allocation, including maintaining a strong credit profile, prudently investing in high return opportunities and returning excess capital to shareholders.”

Conference Call Details

MGM Resorts will host a conference call at 11:00 a.m. Eastern Time today which will include a brief discussion of these results followed by a question and answer period. The call will be accessible via the Internet through http://investors.mgmresorts.com/investors/events-and-presentations/ or by calling 1-888-317-6003 for domestic callers and 1-412-317-6061 for international callers. The conference call access code is 0077590. A replay of the call will be available through Tuesday, February 27, 2018. The replay may be accessed by dialing 1-877-344-7529 or 1-412-317-0088. The replay access code is 10116201. The call will be archived at http://investors.mgmresorts.com. In addition, MGM Resorts will post supplemental slides today on its website at http://investors.mgmresorts.com for reference during the earnings call.

1REVPAR is hotel revenue per available room.

2“Adjusted EBITDA” is earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening and start-up expenses, NV Energy exit expense, gain on Borgata transaction, goodwill impairment charges, and property transactions, net. “Adjusted Property EBITDA” is Adjusted EBITDA before corporate expense and stock compensation expense related to the MGM Resorts and MGP stock compensation plans, which are not allocated to each property. MGM China recognizes stock compensation expense related to its stock compensation plan which is included in the calculation of Adjusted EBITDA for MGM China. “Same-store Adjusted Property EBITDA” is Adjusted Property EBITDA related to operating resorts which were consolidated by the Company for both the entire current and prior year periods presented. Adjusted EBITDA information is presented solely as a supplemental disclosure to reported GAAP measures because management believes these measures are 1) widely used measures of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies. Management presents Adjusted Property EBITDA on a “same-store” basis as supplemental information because management believes that providing performance measures on a “same-store” basis is useful for evaluating the period-to-period performance of the Company’s domestic casino resorts.

Management believes that while items excluded from Adjusted EBITDA, Adjusted Property EBITDA, and Same-store Adjusted Property EBITDA may be recurring in nature and should not be disregarded in evaluation of the Company’s earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods because these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods being presented. Also, management believes excluded items may not relate specifically to current operating trends or be indicative of future results. For example, preopening and start-up expenses will be significantly different in periods when the Company is developing and constructing a major expansion project and will depend on where the current period lies within the development cycle, as well as the size and scope of the project(s). Property transactions, net includes normal recurring disposals, gains and losses on sales of assets related to specific assets within the Company’s resorts, but also includes gains or losses on sales of an entire operating resort or a group of resorts and impairment charges on entire asset groups or investments in unconsolidated affiliates, which may not be comparable period over period.

In addition, capital allocation, tax planning, financing and stock compensation awards are all managed at the corporate level. Therefore, management uses Adjusted Property EBITDA and Same-store Adjusted Property EBITDA as the primary measure of the Company’s operating resorts’ performance.

Adjusted EBITDA, Adjusted Property EBITDA and Same-store Adjusted Property EBITDA should not be construed as alternatives to operating income or net income, as indicators of our performance; or as alternatives to cash flows from operating activities, as measures of liquidity; or as any other measure determined in accordance with generally accepted accounting principles. We have significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in Adjusted EBITDA, Adjusted Property EBITDA or Same-store Adjusted Property EBITDA. Also, other companies in the gaming and hospitality industries that report Adjusted EBITDA, Adjusted Property EBITDA or Same-store Adjusted Property EBITDA information may calculate Adjusted EBITDA, Adjusted Property EBITDA or Same-store Adjusted Property EBITDA in a different manner.

Reconciliations of GAAP net income (loss) to Adjusted EBITDA and GAAP operating income (loss) to Adjusted Property EBITDA and Same-store Adjusted Property EBITDA are included in the financial schedules in this release.

The Company does not provide reconciliations of Adjusted EBITDA, Adjusted Property EBITDA or Same-store Adjusted Property EBITDA to net income on a forward-looking basis because the Company is unable to forecast the amount or significance of certain items required to develop meaningful comparable GAAP financial measures without unreasonable efforts. These items include gains or losses on sale or consolidation transactions, accelerated depreciation, impairment charges, gains or losses on retirement of debt and variations in effective tax rate, which are difficult to predict and estimate and are primarily dependent on future events, but which are excluded from the Company’s calculations of Adjusted EBITDA, Adjusted Property EBITDA and Same-store Adjusted Property EBITDA.

*     *      *

About MGM Resorts International

MGM Resorts International (NYSE: MGM) is an S&P 500® global entertainment company with national and international locations featuring best-in-class hotels and casinos, state-of-the-art meetings and conference spaces, incredible live and theatrical entertainment experiences, and an extensive array of restaurant, nightlife and retail offerings. MGM Resorts creates immersive, iconic experiences through its suite of Las Vegas-inspired brands. The MGM Resorts portfolio encompasses 28 unique hotel offerings including some of the most recognizable resort brands in the industry. Expanding throughout the U.S. and around the world, the company opened MGM Cotai in Macau in February 2018. It is also developing MGM Springfield in Massachusetts and debuting the first international Bellagio branded hotel in Shanghai. The 78,000 global employees of MGM Resorts are proud of their company for being recognized as one of FORTUNE® Magazine's World's Most Admired Companies®. For more information visit us at www.mgmresorts.com.

Statements in this release that are not historical facts are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and/or uncertainties, including those described in the Company's public filings with the Securities and Exchange Commission. The Company has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, the Company’s expectations regarding future results and the Company’s financial outlook (including REVPAR and other guidance), the payment of any future cash dividends on the Company’s common stock, the Company’s ability to generate future cash flow growth and maximize shareholder value and the Company’s ability to execute its strategic plan (including the execution of the Company’s development projects) and improve its financial flexibility. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include effects of economic conditions and market conditions in the markets in which the Company operates and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

MGM RESORTS CONTACTS:

Investment Community	News Media
CATHERINE PARK	MARY HYNES
Executive Director of Investor Relations	Director of Corporate Communications
(702) 693-8711 or cpark@mgmresorts.com	(702) 692-6801 or mhynes@mgmresorts.com

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2017	2016	2017	2016
Revenues:
Casino	$1,530,190	$1,366,903	$5,984,335	$4,936,490
Rooms	482,167	505,120	2,151,380	2,023,841
Food and beverage	397,616	401,373	1,790,287	1,639,910
Entertainment	124,462	137,103	542,706	517,433
Retail	50,384	49,711	214,331	200,340
Other	141,572	133,413	605,832	533,528
Reimbursed costs	100,154	95,992	402,042	397,152
	2,826,545	2,689,615	11,690,913	10,248,694
Less: Promotional allowances	(229,297)	(228,795)	(917,009)	(793,571)
	2,597,248	2,460,820	10,773,904	9,455,123
Expenses:
Casino	851,223	761,280	3,241,180	2,718,483
Rooms	143,239	141,115	608,103	576,426
Food and beverage	224,439	230,947	1,004,949	943,803
Entertainment	104,190	112,078	430,981	411,657
Retail	24,371	23,737	102,886	96,928
Other	94,006	90,314	375,865	351,215
Reimbursed costs	100,154	95,992	402,042	397,152
General and administrative	414,483	376,717	1,559,915	1,378,617
Corporate expense	115,788	71,941	356,875	312,774
NV Energy exit expense	—	—	(40,629)	139,335
Preopening and start-up expenses	52,967	61,631	118,475	140,075
Property transactions, net	27,629	12,361	50,279	17,078
Gain on Borgata transaction	—	(340)	—	(430,118)
Depreciation and amortization	249,357	233,052	993,480	849,527
	2,401,846	2,210,825	9,204,401	7,902,952
Income from unconsolidated affiliates	28,002	32,028	145,989	527,616
Operating income	223,404	282,023	1,715,492	2,079,787

Non-operating income (expense):
Interest expense, net of amounts capitalized	(157,341)	(161,704)	(668,745)	(694,773)
Non-operating items from unconsolidated affiliates	(8,449)	(7,910)	(34,751)	(53,139)
Other, net	(16,535)	(4,983)	(48,241)	(72,698)
	(182,325)	(174,597)	(751,737)	(820,610)
Income before income taxes	41,079	107,426	963,755	1,259,177
Benefit (provision) for income taxes	1,395,274	(37,504)	1,143,723	(22,299)
Net income	1,436,353	69,922	2,107,478	1,236,878
Less: Net income attributable to noncontrolling interests	(31,580)	(45,253)	(136,132)	(135,438)
Net income attributable to MGM Resorts International	$1,404,773	$24,669	$1,971,346	$1,101,440

Earnings per share:
Basic	$2.45	$0.04	$3.41	$1.94
Diluted	$2.42	$0.04	$3.37	$1.92

Weighted average common shares outstanding:
Basic	566,289	573,833	572,253	568,134
Diluted	572,420	579,176	578,795	573,317

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	December 31,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$1,499,995	$1,446,581
Accounts receivable, net	540,545	542,924
Inventories	102,292	97,733
Income tax receivable	42,551	—
Prepaid expenses and other	189,244	142,349
Total current assets	2,374,627	2,229,587

Property and equipment, net	19,635,459	18,425,023

Other assets:
Investments in and advances to unconsolidated affiliates	1,034,161	1,220,443
Goodwill	1,806,531	1,817,119
Other intangible assets, net	3,877,960	4,087,706
Other long-term assets, net	430,440	393,423
Total other assets	7,149,092	7,518,691
	$29,159,178	$28,173,301

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$255,028	$250,477
Construction payable	474,807	270,361
Income tax payable	—	10,654
Current portion of long-term debt	158,042	8,375
Accrued interest on long-term debt	135,785	159,028
Other accrued liabilities	2,068,720	1,594,526
Total current liabilities	3,092,382	2,293,421

Deferred income taxes, net	1,321,426	2,551,228
Long-term debt, net	12,751,052	12,979,220
Other long-term obligations	284,416	325,981
Redeemable noncontrolling interest	79,778	54,139
Stockholders' equity:
Common stock, $.01 par value: authorized 1,000,000,000 shares, issued and outstanding 566,275,789 and 574,123,706 shares	5,663	5,741
Capital in excess of par value	5,330,058	5,653,575
Retained earnings	2,263,950	545,811
Accumulated other comprehensive income (loss)	(3,610)	15,053
Total MGM Resorts International stockholders' equity	7,596,061	6,220,180
Noncontrolling interests	4,034,063	3,749,132
Total stockholders' equity	11,630,124	9,969,312
	$29,159,178	$28,173,301

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2017	2016	2017	2016
Bellagio	$313,361	$333,123	$1,342,801	$1,338,626
MGM Grand Las Vegas	285,660	262,911	1,156,689	1,122,380
Mandalay Bay	185,593	199,006	951,703	934,110
The Mirage	137,919	137,487	617,647	586,745
Luxor	87,924	99,466	401,051	391,634
New York-New York	89,032	86,432	359,050	336,150
Excalibur	73,010	75,605	321,921	309,551
Monte Carlo	44,084	67,338	239,369	280,835
Circus Circus Las Vegas	56,055	60,607	251,696	248,313
MGM Grand Detroit	143,260	140,945	570,208	564,976
Beau Rivage	89,583	90,600	371,208	377,396
Gold Strike Tunica	41,366	39,369	170,858	163,535
Borgata (1)	196,180	197,456	850,766	348,462
MGM National Harbor (2)	186,883	53,005	717,436	53,005
Domestic resorts	1,929,910	1,843,350	8,322,403	7,055,718
MGM China	548,602	499,685	1,970,494	1,920,487
Management and other operations	118,736	117,785	481,007	478,918
	$2,597,248	$2,460,820	$10,773,904	$9,455,123

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - ADJUSTED PROPERTY EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2017	2016	2017	2016
Bellagio	$107,764	$118,280	$504,855	$479,259
MGM Grand Las Vegas	90,478	69,538	344,049	330,681
Mandalay Bay	27,965	34,988	258,321	235,609
The Mirage	29,762	27,183	176,478	139,427
Luxor	23,923	27,062	126,568	108,192
New York-New York	32,297	30,074	135,185	121,729
Excalibur	22,983	25,618	113,510	101,525
Monte Carlo	595	16,978	49,253	78,862
Circus Circus Las Vegas	12,517	15,754	70,257	61,989
MGM Grand Detroit	45,219	43,558	177,548	171,414
Beau Rivage	18,595	17,635	87,587	93,762
Gold Strike Tunica	11,813	11,378	53,562	49,690
Borgata (1)	44,158	45,182	283,353	81,281
MGM National Harbor (2)	27,724	9,596	134,293	9,596
Domestic resorts	495,793	492,824	2,514,819	2,063,016
MGM China	147,414	137,549	524,953	520,736
Unconsolidated resorts (3)	28,002	32,028	145,989	527,616
Management and other operations	3,359	3,212	27,737	13,000
	$674,568	$665,613	$3,213,498	$3,124,368

(1) For the twelve months ended December 31, 2016, represents net revenues and Adjusted Property EBITDA of Borgata for the period from August 1, 2016 (the first day of the Company's full ownership) through December 31, 2016.

(2) For the three and twelve months ended December 31, 2016, represents net revenues and Adjusted Property EBITDA of MGM National Harbor for the month ended December 31, 2016 only.

(3) Represents the Company's share of operating income (loss), adjusted for the effect of certain basis differences. Includes the Company's share of Borgata results for the seven months ended July 31, 2016.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended December 31, 2017

	Operating income (loss)	NV Energy exit expense	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$84,406	$—	$—	$79	$23,279	$107,764
MGM Grand Las Vegas	72,810	—	—	515	17,153	90,478
Mandalay Bay	1,608	—	—	329	26,028	27,965
The Mirage	19,090	—	—	91	10,581	29,762
Luxor	12,894	—	—	956	10,073	23,923
New York-New York	25,614	—	—	415	6,268	32,297
Excalibur	17,874	—	—	66	5,043	22,983
Monte Carlo	(31,540)	—	3,628	19,507	9,000	595
Circus Circus Las Vegas	7,981	—	—	175	4,361	12,517
MGM Grand Detroit	39,553	—	—	—	5,666	45,219
Beau Rivage	12,035	—	—	10	6,550	18,595
Gold Strike Tunica	9,512	—	—	113	2,188	11,813
Borgata	28,362	—	—	106	15,690	44,158
MGM National Harbor	4,773	—	115	—	22,836	27,724
Domestic resorts	304,972	—	3,743	22,362	164,716	495,793
MGM China	42,535	—	41,782	5,078	58,019	147,414
Unconsolidated resorts (1)	28,002	—	—	—	—	28,002
Management and other operations	1,439	—	—	—	1,920	3,359
	376,948	—	45,525	27,440	224,655	674,568
Stock compensation	(12,857)	—	—	—	—	(12,857)
Corporate	(140,687)	—	7,442	189	24,702	(108,354)
	$223,404	$—	$52,967	$27,629	$249,357	$553,357

Three Months Ended December 31, 2016

	Operating income (loss)	NV Energy exit expense	Preopening and start-up expenses	Property transactions, net and gain on Borgata	Depreciation and amortization	Adjusted EBITDA
Bellagio	$95,485	$—	$—	$207	$22,588	$118,280
MGM Grand Las Vegas	50,521	—	82	596	18,339	69,538
Mandalay Bay	12,077	—	—	422	22,489	34,988
The Mirage	16,736	—	—	441	10,006	27,183
Luxor	17,780	—	—	184	9,098	27,062
New York-New York	24,693	—	2	31	5,348	30,074
Excalibur	20,809	—	—	818	3,991	25,618
Monte Carlo	3,083	—	1,421	925	11,549	16,978
Circus Circus Las Vegas	10,305	—	—	582	4,867	15,754
MGM Grand Detroit	37,836	—	—	(59)	5,781	43,558
Beau Rivage	11,582	—	—	(113)	6,166	17,635
Gold Strike Tunica	8,939	—	—	(36)	2,475	11,378
Borgata	15,786	—	39	8,573	20,784	45,182
MGM National Harbor (2)	(13,626)	—	17,986	—	5,236	9,596
Domestic resorts	312,006	—	19,530	12,571	148,717	492,824
MGM China	72,055	—	7,102	(339)	58,731	137,549
Unconsolidated resorts (1)	32,028	—	—	—	—	32,028
Management and other operations	1,055	—	—	29	2,128	3,212
	417,144	—	26,632	12,261	209,576	665,613
Stock compensation	(13,525)	—	—	—	—	(13,525)
Corporate	(121,596)	—	34,999	(240)	23,476	(63,361)
	$282,023	$—	$61,631	$12,021	$233,052	$588,727

(1) Represents the Company's share of operating income (loss), adjusted for the effect of certain basis differences.
(2) Represents operating results of MGM National Harbor for the month ended December 31, 2016.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Twelve Months Ended December 31, 2017

	Operating income (loss)	NV Energy exit expense	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$418,581	$(6,970)	$—	$924	$92,320	$504,855
MGM Grand Las Vegas	279,205	(7,424)	6	1,752	70,510	344,049
Mandalay Bay	169,678	(8,524)	—	590	96,577	258,321
The Mirage	140,363	(4,043)	—	304	39,854	176,478
Luxor	89,045	(3,394)	—	2,428	38,489	126,568
New York-New York	108,102	(2,025)	(162)	720	28,550	135,185
Excalibur	97,331	(2,658)	—	485	18,352	113,510
Monte Carlo	(30,597)	(2,461)	6,532	33,510	42,269	49,253
Circus Circus Las Vegas	55,239	(3,130)	452	940	16,756	70,257
MGM Grand Detroit	154,801	—	—	—	22,747	177,548
Beau Rivage	62,352	—	—	370	24,865	87,587
Gold Strike Tunica	44,402	—	—	91	9,069	53,562
Borgata	208,628	—	1,430	1,417	71,878	283,353
MGM National Harbor	51,183	—	366	—	82,744	134,293
Domestic resorts	1,848,313	(40,629)	8,624	43,531	654,980	2,514,819
MGM China	193,619	—	86,970	6,286	238,078	524,953
Unconsolidated resorts (1)	145,989	—	—	—	—	145,989
Management and other operations	19,812	—	—	—	7,925	27,737
	2,207,733	(40,629)	95,594	49,817	900,983	3,213,498
Stock compensation	(50,365)	—	—	—	—	(50,365)
Corporate	(441,876)	—	22,881	462	92,497	(326,036)
	$1,715,492	$(40,629)	$118,475	$50,279	$993,480	$2,837,097

Twelve Months Ended December 31, 2016

	Operating income (loss)	NV Energy exit expense	Preopening and start-up expenses	Property transactions, net and gain on Borgata	Depreciation and amortization	Adjusted EBITDA
Bellagio	$366,543	$23,815	$—	$118	$88,783	$479,259
MGM Grand Las Vegas	231,327	25,365	82	1,719	72,188	330,681
Mandalay Bay	114,202	29,123	252	2,377	89,655	235,609
The Mirage	85,300	13,813	—	44	40,270	139,427
Luxor	57,653	11,594	1,625	708	36,612	108,192
New York-New York	93,169	7,439	479	210	20,432	121,729
Excalibur	71,885	9,083	—	4,405	16,152	101,525
Monte Carlo	33,291	8,409	1,929	1,131	34,102	78,862
Circus Circus Las Vegas	33,516	10,694	—	816	16,963	61,989
MGM Grand Detroit	147,865	—	—	(59)	23,608	171,414
Beau Rivage	68,054	—	—	(172)	25,880	93,762
Gold Strike Tunica	39,831	—	—	67	9,792	49,690
Borgata(2)	38,616	—	90	8,652	33,923	81,281
MGM National Harbor (3)	(13,626)	—	17,986	—	5,236	9,596
Domestic resorts	1,367,626	139,335	22,443	20,016	513,596	2,063,016
MGM China	255,264	—	27,848	(216)	237,840	520,736
Unconsolidated resorts (1) (4)	524,448	—	3,168	—	—	527,616
Management and other operations	4,316	—	1,150	29	7,505	13,000
	2,151,654	139,335	54,609	19,829	758,941	3,124,368
Stock compensation	(44,957)	—	—	—	—	(44,957)
Corporate	(26,910)	—	85,466	(432,869)	90,586	(283,727)
	$2,079,787	$139,335	$140,075	$(413,040)	$849,527	$2,795,684

(1) Represents the Company's share of operating income (loss), adjusted for the effect of certain basis differences.
(2) Represents operating results of Borgata for the period from August 1, 2016 (the first day of the Company's full ownership) through December 31, 2016.
(3) Represents operating results of MGM National Harbor for the month ended December 31, 2016. (4) Includes the Company's share of Borgata results for the seven months ended July 31, 2016.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO MGM RESORTS INTERNATIONAL TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2017	2016	2017	2016
Net income attributable to MGM Resorts International	$1,404,773	$24,669	$1,971,346	$1,101,440
Plus: Net income attributable to noncontrolling interests	31,580	45,253	136,132	135,438
Net income	1,436,353	69,922	2,107,478	1,236,878
Provision (benefit) for income taxes	(1,395,274)	37,504	(1,143,723)	22,299
Income before income taxes	41,079	107,426	963,755	1,259,177

Non-operating (income) expense:
Interest expense, net of amounts capitalized	157,341	161,704	668,745	694,773
Other, net	24,984	12,893	82,992	125,837
	182,325	174,597	751,737	820,610

Operating income	223,404	282,023	1,715,492	2,079,787
NV Energy exit expense	—	—	(40,629)	139,335
Preopening and start-up expenses	52,967	61,631	118,475	140,075
Property transactions, net	27,629	12,361	50,279	17,078
Gain on Borgata transaction	—	(340)	—	(430,118)
Depreciation and amortization	249,357	233,052	993,480	849,527
Adjusted EBITDA	$553,357	$588,727	$2,837,097	$2,795,684

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF DOMESTIC RESORTS ADJUSTED PROPERTY EBITDA TO DOMESTIC RESORTS SAME-STORE ADJUSTED PROPERTY EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2017	2016	2017	2016
Domestic resorts Adjusted Property EBITDA	$495,793	$492,824	$2,514,819	$2,063,016
Adjusted Property EBITDA related to Borgata			(283,353)	(81,281)
Adjusted Property EBITDA related to MGM National Harbor	(27,724)	(9,596)	(134,293)	(9,596)
Domestic resorts same-store Adjusted Property EBITDA	$468,069	$483,228	$2,097,173	$1,972,139

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - HOTEL STATISTICS - LAS VEGAS STRIP

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2017	2016	2017	2016
Bellagio
Occupancy %	88.1%	91.0%	92.9%	93.5%
Average daily rate (ADR)	$280	$278	$283	$275
Revenue per available room (REVPAR)	$247	$253	$263	$257
MGM Grand Las Vegas
Occupancy %	87.5%	89.5%	92.1%	93.2%
ADR	$177	$179	$189	$181
REVPAR	$155	$160	$174	$169
Mandalay Bay
Occupancy %	80.5%	85.8%	90.0%	91.5%
ADR	$195	$199	$215	$209
REVPAR	$157	$170	$193	$192
The Mirage
Occupancy %	90.5%	92.6%	94.2%	95.1%
ADR	$178	$168	$178	$170
REVPAR	$161	$156	$168	$162
Luxor
Occupancy %	89.7%	90.9%	93.9%	95.3%
ADR	$109	$115	$118	$112
REVPAR	$98	$105	$111	$106
New York-New York
Occupancy %	94.8%	95.1%	96.2%	97.5%
ADR	$141	$141	$147	$139
REVPAR	$134	$134	$142	$136
Excalibur
Occupancy %	87.4%	89.5%	92.4%	93.7%
ADR	$94	$100	$102	$97
REVPAR	$82	$89	$94	$91
Monte Carlo
Occupancy %	73.3%	91.3%	89.5%	96.1%
ADR	$129	$129	$127	$126
REVPAR	$95	$118	$114	$121
Circus Circus Las Vegas
Occupancy %	76.5%	81.6%	84.0%	84.2%
ADR	$79	$83	$85	$80
REVPAR	$60	$68	$71	$67

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2017	2016	2017	2016
Aria	$261,288	$255,682	$1,076,102	$1,012,259
Vdara	28,432	28,815	123,907	119,367
Mandarin Oriental	15,806	16,542	67,544	65,763
Resort operations	305,526	301,039	1,267,553	1,197,389
Other	—	32	—	2,676
	$305,526	$301,071	$1,267,553	$1,200,065

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2017	2016	2017	2016
Net income	$13,796	$18,933	$131,216	$348,373
Less: Income from discontinued operations	—	(7,673)	—	(407,187)
Income (loss) from continuing operations	13,796	11,260	131,216	(58,814)

Non-operating (income) expense:
Interest expense, net of amounts capitalized	15,887	14,510	60,094	61,032
Other, net	(506)	106	2,789	3,323
	15,381	14,616	62,883	64,355

Operating income	29,177	25,876	194,099	5,541
NV Energy exit expense	—	—	(8,250)	26,089
Property transactions, net	8,378	6,468	9,541	4,529
Depreciation and amortization	58,922	57,301	224,358	313,787
Adjusted EBITDA	$96,477	$89,645	$419,748	$349,946

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended December 31, 2017

	Operating income (loss)	NV Energy exit expense	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$31,949	$—	$7,876	$48,656	$88,481
Vdara	406	—	502	7,141	8,049
Mandarin Oriental	(2,237)	—	—	3,125	888
Resort operations	30,118	—	8,378	58,922	97,418
Other	(941)	—	—	—	(941)
	$29,177	$—	$8,378	$58,922	$96,477

Three Months Ended December 31, 2016

	Operating income (loss)	NV Energy exit expense	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$25,875	$—	$6,468	$47,178	$79,521
Vdara	2,023	—	—	6,996	9,019
Mandarin Oriental	(1,027)	—	—	3,127	2,100
Resort operations	26,871	—	6,468	57,301	90,640
Other	(995)	—	—	—	(995)
	$25,876	$—	$6,468	$57,301	$89,645

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

Twelve Months Ended December 31, 2017

	Operating income (loss)	NV Energy exit expense	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$192,497	$(8,250)	$8,881	$184,124	$377,252
Vdara	11,268	—	660	27,773	39,701
Mandarin Oriental	(5,543)	—	—	12,461	6,918
Resort operations	198,222	(8,250)	9,541	224,358	423,871
Other	(4,123)	—	—	—	(4,123)
	$194,099	$(8,250)	$9,541	$224,358	$419,748

Twelve Months Ended December 31, 2016

	Operating income (loss)	NV Energy exit expense	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$7,920	$23,320	$5,993	$273,465	$310,698
Vdara	6,672	1,676	(253)	27,861	35,956
Mandarin Oriental	(7,094)	1,093	—	12,461	6,460
Resort operations	7,498	26,089	5,740	313,787	353,114
Other	(1,957)	—	(1,211)	—	(3,168)
	$5,541	$26,089	$4,529	$313,787	$349,946

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - HOTEL STATISTICS

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2017	2016	2017	2016
Aria
Occupancy %	87.0%	91.2%	91.4%	92.7%
ADR	$253	$239	$258	$242
REVPAR	$220	$218	$236	$224
Vdara
Occupancy %	85.4%	85.5%	89.5%	90.8%
ADR	$203	$213	$212	$205
REVPAR	$173	$182	$190	$186